EXHIBIT 3.1

                          Mail to: Secretary of State   For office use only  002
Please include a typed       Corporations Section
self-addressed envelope     1560 Broadway, Suite 200
                                Denver, CO 80202
                                 (303) 894-2251
MUST BE TYPED                  Fax  (303) 894-2242
FILING FEE: $25.00
MUST SUBMIT TWO COPIES

                            ARTICLES OF AMENDMENT
                                   TO THE
                          ARTICLES OF INCORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Horizontal Ventures, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on March 19, 1999, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

______ No shares have been issued or Directors Elected - Action by Incorporators

______ No shares have been issued but Directors Elected - Action by Directors

______ Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

__X___ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

     ARTICLE FIRST shall be amended to read as follows:

        The name of the corporation is GREKA Energy Corporation.


THIRD:  If changing the corporate name, the new name of the corporation is:
GREKA Energy Corporation

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: Not applicable

If these amendments are to have a delayed effective date, please list that date: Not applicable


                                      HORIZONTAL VENTURES, INC.

                                       /s/ Randeep S. Grewal
                                   By: ________________________
                                       Randeep S. Grewal,
                                       Chairman and Chief Executive Officer